                                                                      Exhibit 1
                            HOUGHTON MIFFLIN COMPANY

                                  $175,000,000

                                Medium-Term Notes

                Due from 9 Months to 30 Years from Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                   March 6, 1996

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower, 10th Center
New York, New York  10281-1310

Ladies and Gentlemen:

     Houghton Mifflin Company, a Massachusetts corporation (the "Company"), confirms its agreement with each of you with respect to the issuance and sale from time to time by the Company of its Medium-Term Notes due from 9 months to 30 years from date of issue (the "Securities") in an aggregate initial offering price of up to $175,000,000 and agrees with each of you (individually, an "Agent", and collectively, the "Agents", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Securities will be issued under the Indenture dated as of March 15, 1994, as supplemented by the First Supplemental Indenture dated as of July 27, 1995 (together, the "Indenture"), between the Company and State Street Bank and Trust Company (the "Trustee"), as successor trustee to The First National Bank of Boston. The Securities shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus (as hereinafter defined) as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.


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     On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right (A) to sell Securities directly to investors (other than broker-dealers) on its own behalf and (B) to accept (but not solicit) offers to purchase Securities from time to time through one or more additional agents or dealers, acting as either principal or agent, on substantially the same terms (including, but not limited to, the commission schedule set forth in Section 2(a) hereof) as those applicable to sales of Securities to or through the Agents pursuant to this Agreement, the Company hereby (i) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting and receiving offers to purchase the Securities from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell the Securities directly to any Agent as principal, it will enter into a separate agreement, which may be oral, confirmed in writing by the applicable Agent (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof. In connection with the Company's reservation pursuant to clause (B) above, it is understood that the Company may respond to inquiries and requests for information from any such agents or dealers.

     The Company has prepared and filed a registration statement on Form S-3 (Registration Statement No. 33-64903) in respect of the Securities with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company has also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the Registration Statement that will describe certain terms of the Securities. The registration statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is referred to herein as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Securities in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

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     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

          (a) The Registration Statement including the Prospectus has been filed with the Commission and has been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the Company's best knowledge, threatened by the Commission.

          (b) On the effective date of the Registration Statement, each of the Registration Statement and the Basic Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement and the closing thereunder (the date of such closing being hereinafter referred to as the "Closing Date"), the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Agent specifically for use therein.

          (c) The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or when they were filed with the Commission, as the case may be, under the Exchange Act, conformed, and any documents so filed and incorporated before the Closing Date will, when they are filed with the Commission, conform, in all material respects to the requirements of the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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          (d) The financial statements, and the related notes and schedules thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except, in the case of interim unaudited financial statements, for normal recurring year-end adjustments, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Exchange Act; and the selected and summary financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis substantially consistent with the financial statements presented therein; the pro forma adjustments reflected in the pro forma consolidated financial information included in the Prospectus have been properly applied to the historical amounts in the compilation of such information and provide a reasonable basis for presenting the significant effects of the acquisition of D.C. Heath and Company and the financing of such acquisition; and no other financial statements or schedules or notes are required to be included in the Registration Statement.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been or occurred (i) any change, nor, to the knowledge of the Company, any development or event involving a prospective change in the business, property or assets described or referred to in the Registration Statement, or the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company which could have a material adverse effect on the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company which is material to the Company and its subsidiaries taken as a whole, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company which is material to the Company and its subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than any regularly scheduled quarterly dividend), which in any such case is not described in the Registration Statement or the Prospectus as amended or supplemented.

          (f) The Company and each of its significant subsidiaries (as defined in Rule 405 under the Securities Act and hereinafter referred to as, the "subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and corporate authority to own, lease and operate their respective properties and

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     conduct their respective businesses as described in the Registration
     Statement; and the Company and each of its subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (g) Each of this Agreement and any other applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as the indemnification and contribution provisions hereunder and thereunder may be limited by applicable law and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (h) The Indenture has been duly authorized, executed and delivered by the Company; the Securities to be purchased from the Company hereunder have been duly authorized for issuance and sale pursuant to this Agreement; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture constitutes and the Securities (when they are duly executed, authenticated and issued as contemplated hereby and by the Indenture and delivered against payment therefor in accordance with the terms of this Agreement) will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general equitable principles.

          (i) Except as set forth in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding by or before any court or governmental agency, authority or body or otherwise against the Company or any of its subsidiaries or any of their respective officers or any of their respective properties, assets or rights which would or could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated herein.

          (j) The Securities conform in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the obligations of the Company in all material respects).

          (k) Neither the Company nor any of its subsidiaries (i) is in violation of their respective charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which they are parties or by which they are bound or to which any of their respective properties or assets are subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which they or their respective prop-erty or assets may be subject or have failed to obtain, comply with or maintain the effectiveness of any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their respective property or to the conduct of their respective businesses except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect.

          (l) The execution, delivery and performance of this Agreement, any Terms Agreement and the Indenture by the Company and the consummation of the transactions herein and therein contemplated, including without limitation the issuance and sale of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the charter or by-laws of the Company or any subsidiary;
     (ii) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or any material lease, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any such subsidiary or any of their respective properties may be bound; or (iii) any law or any order, rule or regulation of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary or over the properties of the Company or any such subsidiary.

          (m) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the execution, delivery and performance of this Agreement, any Terms Agreement and the Indenture in connection with the issuance or sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or under state or other securities or Blue Sky laws, rules and regulations.

          (n) The Company has full legal right, corporate power and corporate authority to enter into this Agreement and the Terms Agreement and perform the transactions contemplated hereby and thereby; this Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company and are valid and biding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the indemnification and contribution provisions hereunder and thereunder may be limited by applicable law and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (o) There are no contracts, agreements or understandings between the Company and any person granting such person any preemptive right, co-sale right, right of first refusal or right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person required to be described in the Prospectus which are not described in the Prospectus or, except as described in the Prospectus, to require the Company to include such securities in the Securities registered pursuant to the Regis-

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

     tration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (p) Ernst & Young LLP ("Ernst & Young") (who have audited the financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, some of which are included in the Prospectus) are, to the best of the Company's knowledge, independent accountants within the meaning of the Securities Act.

          (q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus, will not be required to be, registered as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

          (r) The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business as described in the Prospectus; the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (s) The Company will comply with all agreements on its part to be complied with, and use all reasonable efforts to satisfy all conditions on its part to be satisfied, pursuant to this Agreement on or prior to the Closing Date, as the case may be.

          (t) As of the date hereof, the Company is in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and if the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (u) Immediately after any sale of Securities by the Company hereunder or under any applicable Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

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          2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

          (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus, as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, the Securities or any other debt securities with a maturity at the time of original issuance of 9 months to 30 years, except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right (i) to sell, and may solicit and accept offers to purchase, the Securities directly on its own behalf to investors (other than broker-dealers) and (ii) to accept (but not solicit) offers to purchase Securities from time to time through one or more additional agents or dealers, acting as either principal or agent, on substantially the same terms as those applicable to sales of Securities to or though the Agents pursuant to this Agreement; provided, that the Company shall provide the Agents with written notice of each such acceptance within two business days thereof. In connection with the Company's reservation pursuant to clause
     (ii) above, it is understood that the Company may respond to inquiries and requests for information from any such agents or dealers. No commission will be paid on Securities sold directly by the Company pursuant to clause
     (i) above.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of at least one business day's prior notice from the Company, each Agent will suspend solicitation of offers to purchase the Securities from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(f), 4(j), 4(k) and 4(l); provided, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase the Securities until the Company has delivered such opinions, letters and certificates as such Agent may reasonably request.

          The Company agrees to pay each Agent, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such

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     Security in an amount equal to the following applicable percentage of the principal amount of such Security sold:


                                                                                 COMMISSION PERCENTAGE
                                                                                 OF AGGREGATE PRINCIPAL
RANGE OF MATURITIES                                                            AMOUNT OF SECURITIES SOLD

From 9 months to less than 1 year.......................................                 .125%
From 1 year to less than 18 months......................................                 .150%
From 18 months to less than 2 years.....................................                 .200%
From 2 years to less than 3 years.......................................                 .250%
From 3 years to less than 4 years.......................................                 .350%
From 4 years to less than 5 years.......................................                 .450%
From 5 years to less than 6 years.......................................                 .500%
From 6 years to less than 7 years.......................................                 .550%
From 7 years to less than 10 years......................................                 .600%
From 10 years to less than 15 years.....................................                 .625%
From 15 years to less than  20 years....................................                 .700%
From 20 years to and including 30 years ................................                 .750%


          The Agents are authorized to solicit offers to purchase the Securities only in the principal amount of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Securities received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchase as Principal. Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Company and may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be

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     paid to the Company for such Securities, the maturity date of such
     Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment is referred to herein as the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
     Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.

          (c) Obligations Several. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof.

          (d) Administrative Procedures. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

     3. COMMENCEMENT DATE. The documents required to be delivered pursuant to
Section 6 hereof on the Commencement Date shall be delivered to the Agents at the offices of Skadden, Arps, Slate, Meagher & Flom, Boston, Massachusetts, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the business day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Company accepts an offer by any Agent to purchase Securities as principal (such time and date of delivery being referred to herein as the "Commencement Date").

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with each
Agent:

          (a) to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Agents, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement. The Company will advise the Agents promptly (but in no case later than the due date thereof, including any extensions) of any such filing pursuant to Rule 424(b). The Company will also promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities;

          (b) prior to the completion of the distribution of the Securities, to
     (i) advise the Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (other than any amendment or supplementation resulting solely from the incorporation by reference in the Prospectus of documents filed subsequent to the date of the Prospectus under the Exchange Act); (ii) afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; (iii) not effect such amendment or supplementation (other than any document required to be filed under the Exchange Act which, upon filing, is deemed to be incorporated by reference therein) unless the Agents shall have reasonably objected to such amendment or supplementation; and (iv) advise the Agents promptly of the filing of any such amendment or supplement or the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Securities so long as it is not reasonably satisfied with such document;

          (c) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as such Agent may designate; provided, that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified;

          (d) to furnish to each Agent copies of the Registration Statement, including all exhibits thereto, any related preliminary prospectus, any related preliminary prospectus supplement, all amendments and supplements to such documents and all documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to furnish to each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as soon as available and in such quantities as such Agent may reasonably request;

          (e) if at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of the Agents or the Company, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase the Securities from the Company (and, if so notified, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Securities such Agent may then own as principal. If the Company shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any such amendment or supplement and any documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(f), 4(j), 4(k) and 4(l) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase the Securities hereunder. Notwithstanding any other provision of this Section 4(e), until the distribution of any Securities any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Securities, if any event described in this Section 4(e) occurs, the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Sections 4(f), 4(j), 4(k) and 4(l) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement;

          (f) to furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, the Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (g) to make generally available to its security holders and to such Agent as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Securities;

          (h) so long as any Securities are outstanding, the Company will, upon request, furnish to each Agent, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will, upon request, furnish to each Agent (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act, any securities exchange or the National Association of Securities Dealers, Inc. or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as such Agent may reasonably request;

          (i) that, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities, without the prior written consent of such Agent;

          (j) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial) and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of an opinion under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent written opinions of Goodwin, Procter & Hoar and Paul D. Weaver, or other counsel for the Company reasonably satisfactory to such Agent, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the opinions referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such opinions, or, in lieu of such opinions, counsel last furnishing such opinions may furnish to the Agents a letter to the effect that such Agent may rely on the opinions of such counsel which were last furnished to such Agent to the same extent as though such opinions were dated the date of such letter (except that the statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus, as amended or supplemented to date of delivery of such letter);

          (k) that each time the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall cause Ernst & Young, the Company's independent certified public accountants, who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent; and

          (l) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change the Agents deem to be immaterial), and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section 4(l) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the certificates referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, as amended or supplemented to such date).

     5. COSTS AND EXPENSES. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including, in each case, all exhibits, amendments and supplements thereto),
(iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Securities, including any opinions to be rendered by such counsel hereunder and (ix) any advertising and out-of-pocket expenses incurred by the Agents.

     6. CONDITIONS. The obligation of any Agent, as agent of the Company, at any time to solicit offers to purchase the Securities ("Solicitation Time"), the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject (1) to the condition that all representations and warranties of the Company herein and all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Company accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:

          (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

               (i) the Prospectus, as amended or supplemented (including, if applicable, the Pricing Supplement), with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

               (ii) since the date of any Terms Agreement or the acceptance by the Company of any offer to purchase Notes, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

               (iii) since the date of any Terms Agreement or the acceptance by the Company of any offer to purchase Notes, as the case may be, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented to such Solicitation Time or at the time such offer to purchase was made, the effect of which in the reasonable judgment of the applicable Agent makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented; and

               (iv)(A) since the date of any Terms Agreement or the acceptance by the Company of any offer to purchase Notes, as the case may be, trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of or guaranteed by the Company shall not have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or New York State authorities or (D) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or emergency that, in the judgment of such Agent or Agents or of such other purchaser, is material and adverse and which in the judgment of such Agent or Agents or other purchasers makes it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus, as amended or supplemented at the Solicitation Time, or at the time such offer to purchase was made.

          (b) (i) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Goodwin, Procter & Hoar or other counsel for the Company shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

               (A) this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company, and are valid and binding agreements of the Company;

               (B) the Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by any purchaser of Securities sold through an Agent as agent or an Agent as principal pursuant to any Terms Agreement or other agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (C) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company; and the Indenture has been duly qualified under the Trust Indenture Act;

               (D) the execution, delivery and performance of the Indenture, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (A) the charter or by-laws of the Company or any subsidiary; (B) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or any material lease, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any such subsidiary may be bound filed by the Company under the Securities Act or the Exchange Act; (C) any law or rule or regulation of any governmental agency or body having jurisdiction over the Company or any subsidiary or over the properties of the Company or any such subsidiary; or (D) to the knowledge of such counsel, any order of any court having jurisdiction over the Company or any subsidiary or over the properties of the Company or any such subsidiary; and

               (E) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal, or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with offers and sales of the Securities from the Company and with purchases of Securities.

               In addition, such counsel shall state that (1) such counsel has no reason to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (3) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus. In rendering such opinion, such counsel may rely as to the materiality of agreements and other factual matters on one or more written certificates of officers of the Company or public officials as and to the extent they deem such reliance appropriate.

In rendering such opinions, such counsel may rely (1) as to matters involving the application of the laws other than the laws of the United States and the Commonwealth of Massachusetts to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Agents' counsel) of other counsel reasonably acceptable to the Agents' counsel, familiar with the applicable laws; and (2) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Agents and they are justified in relying thereon. With respect to the matters to be covered in subparagraphs (b)(i)(G) and (b)(i)(I) above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification, except as specified.

          (ii) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Paul D. Weaver, Senior Vice President and General Counsel of the Company, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

               (A) The Company and each of its subsidiaries have been duly incorporated, are validly existing and are in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; and

               (B) The Company and each of its subsidiaries are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which they own or lease substantial properties or in which the conduct of their business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

          (c) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Skadden, Arps, Slate, Meagher & Flom, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions, dated the Commencement Date or Time of Delivery, as the case may be, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Ernst & Young, the Company's independent certified public accountants, who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

          (e) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received a certificate or certificates signed by the President or any Vice-President and a principal financial or accounting officer of the Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in Section 6(a)(i) and (ii) above and to the further effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, (2) the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and
     (3) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company and its subsidiaries taken as a whole from that set forth in or contemplated by the Registration Statement or the Prospectus.

          (f) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates, information and documents as such Agent or Agents may reasonably request.

          7.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein or (ii) if (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents, (B) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Registration Statement or the Prospectus, (C) the Company shall have performed each of its obligations under Section 3 hereof in respect of such amendment or supplement and (D) such Agent, having been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, thereafter fails to deliver such amended or supplemented Prospectus prior to or concurrently with the sale of Securities to the person asserting such loss, claim, damage or liability who purchased such Securities from such Agent.

          (b) Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above except to the extent the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party is advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by or through it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this Section 7(d) to contribute are several (in proportion to the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

          (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

          (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7 and further agree not to attempt to assert any such defense.

          8.  TERMINATION.

          (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the third paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(e) and Sections 4(g), 4(h), 5, 7, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(f), 4(i) through 4(l) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(e) and Sections 2(b), 2(d), 4(a), 4(b), 4(c), 4(f), 4(h) through 4(l), 5, 6, 7, 9,
     10, 12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

          (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any

     Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Securities.

     9. POSITION OF THE AGENTS. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnities and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

     11. NOTICES. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telex.

Communications to the Agents will be sent as follows:

         In the case of J.P. Morgan Securities Inc., to:

                           J.P. Morgan Securities Inc.
                           60 Wall Street
                           New York, New York 10260
                           Attention:  Medium-Term Note Trading Desk

                                    Telephone: (212) 648-0591
                                    Telecopy: (212) 648-5907

         In the case of C.S. First Boston Corporation, to:

                           CS First Boston Corporation
                           Park Avenue Plaza
                           55 East 52nd Street
                           New York, New York  10055
                           Attention: Short- and Medium-Term Finance Department
                                    Telephone: (212) 909-3842
                                    Telecopy: (212) 318-1498

         In the case of Merrill Lynch & Co., to:

                           Merrill Lynch & Co.
                           Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                           World Financial Center
                           North Tower, 10th Floor
                           New York, New York  10281-1310
                           Attention: MTN Product Management
                                    Telephone: (212) 449-7476
                                    Telecopy: (212) 449-2234

         In the case of the Company, to:

                           Houghton Mifflin Company
                           222 Berkeley Street
                           Boston, Massachusetts  02116
                           Attention: Paul D. Weaver, General Counsel
                           Telephone: (617) 351-5102
                           Telecopy: (617) 351-5014

     12. SUCCESSORS. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

     13. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on 7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

     14. BUSINESS DAY. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law or executive order to close.

     15. APPLICABLE LAW. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     16. COUNTERPARTS. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                             Very truly yours,

                                             HOUGHTON MIFFLIN COMPANY

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Accepted in New York, New York,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:
   --------------------------------
   Name:  Steven Christensen
   Title: Vice President

CS FIRST BOSTON CORPORATION

By: --------------------------------
    Name:
    Title:

MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:
    --------------------------------
    Name:
    Title:

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                             Very truly yours,

                                             HOUGHTON MIFFLIN COMPANY

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Accepted in New York, New York,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:
   --------------------------------
   Name:
   Title:

CS FIRST BOSTON CORPORATION

By:
    --------------------------------
    Name:  Martha D. Bailey
    Title: Vice President

MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:
    --------------------------------
    Name:
    Title:

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                             Very truly yours,

                                             HOUGHTON MIFFLIN COMPANY

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Accepted in New York, New York,
as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:
   --------------------------------
   Name:
   Title:

CS FIRST BOSTON CORPORATION

By: --------------------------------
    Name:
    Title:

MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:
    --------------------------------
    Name:  Scott G. Primrose
    Title: Authorized Signatory